Exhibit I.(1)-3

☐	t DETACH PROXY CARD HERE t

Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.	☒
Votes must be indicated (x) in Black or Blue Ink.

	ORDINARY RESOLUTION	FOR	AGAINST
1.	Resolution No. 1 relating to the Offer and the Sale	☐	☐

SPECIAL RESOLUTIONS
2.	Resolution No. 2 relating to the De-registration and Continuance; the adoption of new Memorandum and Articles of Association; and the Proposed Distribution	☐	☐

3.	Resolution No. 3 relating to the Withdrawal Proposal	☐	☐

SCAN LINE

The Voting Instruction must be signed by the person in whose name the relevant Receipt is registered on the books of the Depositary. In the case of a Corporation, the Voting Instruction must be executed by a duly authorized Officer or Attorney.

	Date Share Owner sign here	Co-Owner sign here

SUNDAY COMMUNICATIONS LIMITED (the “Company”)

Instructions to The Bank of New York, as Depositary (Must be received prior to 5:00 p.m. (EST) on November 22, 2006)

The undersigned registered holder of American Depositary Receipt(s) hereby requests and instructs The Bank of New York, as Depositary, to endeavor, in so far as practicable, to vote or cause to be voted the amount of shares or other Deposited Securities represented by such Receipt(s) of the Company registered in the name of the undersigned on the books of the Depositary as of the close of business on October 26, 2006 at the Extraordinary General Meeting of the Company to be held on November 30, 2006 as specified on the reverse.

NOTES:
1.	Please direct the Depositary how it is to vote by placing an X in the appropriate box opposite the resolution. It is understood that, if this form is signed and returned but no instructions are indicated in the boxes, then a discretionary proxy will be given to a person designated by the Company.
2.	It is understood that, if this form is not signed and returned, the Depositary will deem such holder to have instructed the Depositary to give a discretionary proxy to a person designated by the Company.

To change your address, please mark this box.	☐

To include any comments, please mark this box.	☐

Please complete and date this proxy on the reverse side and return it promptly in the accompanying envelope.